UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2012
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TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2012, TiVo Inc. (the “Company”) adopted its Fiscal Year 2013 Bonus Plan For Executive Officers. The Fiscal Year 2013 Bonus Plan For Executive Officers provides for specified incentive compensation for the Company's executive officers. Under the Fiscal Year 2013 Bonus Plan For Executive Officers, cash bonuses, if any, will be based on the Company's achievement of specified corporate goals and individual achievement of specified departmental and individual goals by the end of the Company's fiscal year ending January 31, 2013, as determined by the Compensation Committee and/or the Board of Directors. A summary of the Fiscal Year 2013 Bonus Plan For Executive Officers is attached hereto as Exhibit 10.1 and incorporated herein by reference.
In addition, on April 3, 2012, the Board of Directors of the Company, at the recommendation of the Compensation Committee, approved the terms of a three-year employment package for President and Chief Executive Officer Thomas Rogers. At least 50% of Mr. Rogers' equity compensation from his employment package will be contingent on the Company's future performance in addition to Mr. Rogers' annual bonus. The approved terms include an annual base salary of $1.15 million and a target annual bonus equal to 100% of his annual base salary, with a potential for 0 - 200% of the target. There are no allowances or retention bonuses under the agreement. Annual equity awards in the amounts of 500,000, 550,000 and 600,000 shares of restricted stock will be awarded in Fiscal Years 2013, 2014 and 2015, respectively. The Fiscal Year 2013 award of 500,000 shares of restricted stock will be split with 50% of the award vesting in three equal annual installments based on continued service and 50% vesting in the next four years upon achievement of either a specified performance goal related to share price appreciation or a specified financial performance metric. At least 50% of the Fiscal Year 2014 and 2015 awards will be performance-based, with the actual award mix and goals for future awards to be determined at the 2014 and 2015 grant dates. Mr. Rogers will receive an annual award of 75,000 cash-settled restricted stock units each of the three years in recognition of the Company's past litigation performance. Each such grant will vest in equal annual installments over three years. In the event of a change in control of the Company, Mr. Rogers' performance-vesting awards will convert to time-based vesting in equal annual installments over four years from the date of grant, based on Mr. Rogers' continued service to the Company. Upon a qualifying termination, including in connection with a change in control or other termination as specified in Mr. Rogers' employment agreement, Mr. Rogers will be entitled to accelerated vesting of all these time and performance-based grants that have been granted and will be entitled to a cash payment equal to the value of any of the awards of shares of restricted stock or cash-settled restricted stock units that, as of the date of such qualifying termination, have not been granted. Additionally there will be no gross-ups for any taxes owed by him under Section 280G or Section 4999 of the Internal Revenue Code for severance paid or long-term incentive awards granted to Mr. Rogers after Fiscal Year 2015. Mr. Rogers' Amended and Restated Change of Control Agreement with the Company, effective as of September 16, 2008, otherwise remains unchanged.
The foregoing description of Mr. Rogers' amended employment package is qualified in its entirety by reference to the applicable provisions of his amended employment agreement and amended change in control agreement.
In addition, on April 3, 2012, the Board of Directors of the Company, at the recommendation of the Compensation Committee, approved salary increases for each of the following executive officers who were “named executive officers” in our 2011 annual meeting proxy statement:

Name	Fiscal 2013 Salary
Anna Brunelle	$310,000
Jeffrey Klugman	$410,000
Matthew Zinn	$350,000
Item 8.01.     Other Events.
On April 3, 2012, the Board of Directors of the Company issued a statement regarding the retention of President and Chief Executive Officer Thomas Rogers. A copy of the statement is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d)           The following exhibits are included with this Report:

Exhibit Number	Description
10.1	Summary of TiVo Inc. Fiscal Year 2013 Bonus Plan For Executive Officers.
99.1	Statement of the Board of Directors of TiVo Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: April 9, 2012	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of TiVo Inc. Fiscal Year 2013 Bonus Plan For Executive Officers.
99.1	Statement of the Board of Directors of TiVo Inc.